Exhibit 10.37a

September 18, 2003

Mr. Burton S. August
AA&L Associates
c/o Monro Muffler Brake
200 Holleder Parkway
Rochester, NY 14624

RE:	Lease agreement between AA&L Associates (Landlord) and MONRO Muffler/Brake & Service, Inc. (Tenant) for premises situate at 1745 Western Avenue, Guilderland, NY [MMB #35]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.’s official notification of our intent to renew said lease agreement for the second five-year renewal period commencing on April 1, 2004 and expiring March 31, 2009. The rent for said renewal period shall be $3,500.00 per month.

Tenant shall have one five-year option remaining.

If you have any questions relative to this matter, please do not hesitate to contact me at 647-6400 ext. 384.

Yours truly,

/s/ Thomas M. Aspenleiter

Thomas M. Aspenleiter
VP Real Estate

TMA:mc

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